UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 7, 2007

CombiMatrix Corporation
(Exact name of registrant as specified in its charter)

Delaware	0001383183	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Harbour Heights Parkway, Suite 303 Mukilteo, WA	98275
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(425) 493-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2007, our wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (“CMDX”), entered into an Amended Lease Agreement with Edison Spectrum Partners, a California limited liability company, for its administrative offices and laboratory facilities located in Irvine, California. The material terms of the Amended Lease Agreement are as follows:

(a)	CMDX’s existing lease for 3,625 square feet has been renewed through July 31, 2009;

(b)	CMDX’s expanded lease for an additional 3,148 square feet begins August 1, 2007 through July 31, 2009;

(c)	CMDX’s annual lease expense for the combined leased space will increase to approximately $14,500 per month through July 31, 2009.

Item 9.01 Financial Statements and Exhibits

10.1	Amendment No. 1 to Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION, a Delaware corporation

July 12, 2007	By:	/s/ Scott Burell

Scott Burell, Chief Financial Officer